EXHIBIT 23

CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 33-62241) on Form S-8 of Badger Meter, Inc. of our report dated June 21, 2023, relating to the financial statements of the Badger Meter Employee Savings and Stock Ownership Plan which appears in this Form 11-K

Wipfli LLP

Milwaukee, Wisconsin

June 21, 2023